UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  December 19, 2007
(Date of earliest event reported)

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 226-9900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. Item 9.01 Financial Statements and Exhibits.
SIGNATURES INDEX TO EXHIBITS EXHIBIT 99.1

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2007, Photon Dynamics, Inc. (the “Company”) received an expected additional Nasdaq Staff Determination letter from the Nasdaq Listing Qualifications Panel (the “Panel”) indicating that the Company is not in compliance with the filing requirements for continued listing, as set forth in Nasdaq Marketplace Rule 4310(c)(14), due to the delayed filing of the Company’s Form 10-K for the fiscal year ended September 30, 2007 (the “Form 10-K”).  Nasdaq Marketplace Rule 4310(c)(14) requires listed companies to make all filings with the Securities and Exchange Commission (the “SEC”) on a timely basis, as required by the Securities Exchange Act of 1934, as amended.  As previously announced on December 11, 2007, the Company filed an extension request with the Panel requesting an extension of time until January 23, 2008 within which to bring its filings current with SEC.  The Company also intends to respond to the Panel’s request for additional information on or before December 26, 2007 regarding the Company’s extension request and the delinquent filing of the Company’s Form 10-K.  Pending a decision by the Panel, the Company’s shares will remain listed on The Nasdaq National Market.  There can be no assurance that that the Panel will grant the Company’s request for continued listing.

A copy of the Company’s press release is attached as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits

(d)  EXHIBITS
Number	Description

99.1	Press Release of Photon Dynamics, Inc. dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: December 21, 2007	By:	/s/ Carl C. Straub Jr.
Carl C. Straub Jr.
General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release of Photon Dynamics, Inc. dated December 21, 2007.